Exhibit 99.1
FLEETCOR Reports Third Quarter 2017 Financial Results

PEACHTREE CORNERS, Ga., November 1, 2017 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its third quarter ended September 30, 2017.

“We posted another good quarter, with revenue growth of 19% and adjusted net income per diluted share growth of 13% compared to the third quarter of 2016,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “The third quarter was quite busy for us; we closed the Cambridge acquisition, we entered into a full outsourcing partner deal in Russia and we repurchased $350 million of our shares. Post Q3 we also closed CLS - a small lodging tuck-in.”

Financial Results for Third Quarter of 2017:

GAAP Results

•	Total revenues increased 19.3% to $577.9 million in the third quarter of 2017 compared to $484.4 million in the third quarter of 2016.

•	Net income increased 56.5% to $202.8 million in the third quarter of 2017 compared to $129.6 million in the third quarter of 2016.

•	Net income per diluted share increased 60.4% to $2.18 in the third quarter of 2017 compared to $1.36 per diluted share in the third quarter of 2016.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 20.6% to $550.2 million in the third quarter of 2017 compared to $456.2 million in the third quarter of 2016.

•	Adjusted net income[1] increased 10.6% to $202.8 million in the third quarter of 2017 compared to $183.3 million in the third quarter of 2016.

•	Adjusted net income per diluted share[1] increased 13.4% to $2.18 in the third quarter of 2017 compared to $1.92 per diluted share in the third quarter of 2016.

Share Repurchase Program Update:

The Board of Directors authorized a $350 million increase in the size of the Company’s previously announced share repurchase program. With the increase, and giving effect to the Company’s $590 million of previous repurchases, the Company may repurchase up to $510 million in shares of its common stock at any time prior to February 1, 2019. In total, the Company purchased 2.4 million shares in the third quarter of 2017 and a total of 4.1 million shares of common stock since the beginning of the program.

Fiscal-Year 2017 Outlook:

“We are raising our full year guidance to reflect our third quarter results and an expected favorable macro environment in the fourth quarter,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “To remind everyone our third quarter actuals reflect the impact of selling the Nextraq business in July, the August acquisition of Cambridge, and the impact of a $350 million share buyback in the third quarter. These changes collectively resulted in a neutral third quarter adjusted net income per diluted share impact.”

For 2017, FLEETCOR Technologies, Inc. financial guidance is as follows:

•	Total revenues between $2,225 million and $2,255 million;

•	GAAP net income between $608 million and $618 million;

•	GAAP net income per diluted share between $6.50 and $6.60;

•	Adjusted net income[1] between $784 million and $794 million; and

•	Adjusted net income per diluted share[1] between $8.38 and $8.48.

FLEETCOR’s guidance assumptions for 2017 are as follows:

•

•	Fourth quarter weighted fuel prices equal to $2.57 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel.

•	Market spreads returning to historical levels, no change from prior guidance.

•	Foreign exchange rates equal to the seven day average as of October 5, 2017. A slight improvement from prior guidance.

•	Interest expense of $110 million in 2017.

•	Fully diluted shares outstanding of approximately 93.5 million shares.

•	A fourth quarter tax rate of 29.2%.

•	Fourth quarter guidance reflects the sale of the Nextraq business and the acquisition of Cambridge in the third quarter.

•	Neutral impact in adjusted net income from the CLS acquisition and new partner agreement in the fourth quarter.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.
Conference Call
The Company will host a conference call to discuss third quarter 2017 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13672093. The replay will be available until November 8, 2017. The call will be webcast live from the Company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, expected timing of acquisitions and dispositions, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2016, and 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission on March 1, 2017 and August 8, 2017, respectively. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment, (e)

a non-recurring net gain at our equity method investment, (f) impairment of our equity method investment, (g) net gain on disposition of business, (h) loss on early extinguishment of debt and, (i) a non-recurring loss due to merger of entities. The Company uses adjusted revenue as a basis to evaluate the Company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the Company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables.  With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty.  FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues, net	$577,877	$484,426	$1,639,547	$1,316,593
Expenses:
Merchant commissions	27,687	28,214	82,690	78,755
Processing	111,283	96,233	316,429	256,738
Selling	45,060	34,180	122,854	92,680
General and administrative	92,043	77,904	275,046	209,084
Depreciation and amortization	69,156	57,084	198,731	141,848
Other operating, net	11	(244)	49	(690)
Operating income	232,637	191,055	643,748	538,178
Equity method investment loss (income)	47,766	2,744	52,497	(2,247)
Other (income) expense, net	(175,271)	293	(173,626)	1,056
Interest expense, net	29,344	17,814	76,322	49,905
Loss on early extinguishment of debt	3,296	—	3,296	—
Total other (income) expense	(94,865)	20,851	(41,511)	48,714
Income before income taxes	327,502	170,204	685,259	489,464
Provision for income taxes	124,679	40,586	227,756	132,503
Net income	$202,823	$129,618	$457,503	$356,961
Basic earnings per share	$2.23	$1.40	$4.99	$3.85
Diluted earnings per share	$2.18	$1.36	$4.87	$3.75
Weighted average shares outstanding:
Basic shares	90,751	92,631	91,619	92,604
Diluted shares	93,001	95,307	93,923	95,204

FleetCor Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$834,756	$475,018
Restricted cash	183,515	168,752
Accounts and other receivables (less allowance for doubtful accounts of $47,779 at September 30, 2017 and $32,506 at December 31, 2016)	1,606,921	1,202,009
Securitized accounts receivable — restricted for securitization investors	794,000	591,000
Prepaid expenses and other current assets	102,309	90,914
Total current assets	3,521,501	2,527,693
Property and equipment, net	168,065	142,504
Goodwill	4,644,559	4,195,150
Other intangibles, net	2,876,440	2,653,233
Investments	33,526	36,200
Other assets	86,203	71,952
Total assets	$11,330,294	$9,626,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,506,488	$1,151,432
Accrued expenses	285,841	238,812
Customer deposits	731,501	530,787
Securitization facility	794,000	591,000
Current portion of notes payable and lines of credit	808,507	745,506
Other current liabilities	46,561	38,781
Total current liabilities	4,172,898	3,296,318
Notes payable and other obligations, less current portion	2,933,976	2,521,727
Deferred income taxes	742,498	668,580
Other noncurrent liabilities	50,504	56,069
Total noncurrent liabilities	3,726,978	3,246,376
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 121,837,990 shares issued and 89,558,913 shares outstanding at September 30, 2017; and 121,259,960 shares issued and 91,836,938 shares outstanding at December 31, 2016	122	121
Additional paid-in capital	2,165,326	2,074,094
Retained earnings	2,676,224	2,218,721
Accumulated other comprehensive loss	(466,367)	(666,403)
Less treasury stock, 32,279,077 shares at September 30, 2017 and 29,423,022 shares at December 31, 2016	(944,887)	(542,495)
Total stockholders’ equity	3,430,418	3,084,038
Total liabilities and stockholders’ equity	$11,330,294	$9,626,732

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net income	$457,503	$356,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35,096	25,706
Stock-based compensation	68,897	50,025
Provision for losses on accounts receivable	35,949	24,512
Amortization of deferred financing costs and discounts	5,411	5,568
Amortization of intangible assets	158,897	112,455
Amortization of premium on receivables	4,738	3,687
Loss on early extinguishment of debt	3,296	—
Deferred income taxes	(38,092)	(23,566)
Equity method investment loss (income)	52,497	(2,247)
Gain on disposition of business	(174,984)	—
Other non-cash operating income	(49)	(690)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(12,105)	(28,744)
Accounts and other receivables	(512,594)	(527,255)
Prepaid expenses and other current assets	(14,065)	(1,291)
Other assets	(15,378)	(9,115)
Accounts payable, accrued expenses and customer deposits	364,473	418,280
Net cash provided by operating activities	419,490	404,286
Investing activities
Acquisitions, net of cash acquired	(602,298)	(1,331,079)
Purchases of property and equipment	(49,459)	(41,877)
Proceeds from disposal of a business	316,501	—
Other	(6,327)	1,411
Net cash used in investing activities	(341,583)	(1,371,545)
Financing activities
Proceeds from issuance of common stock	20,192	18,620
Repurchase of common stock	(402,393)	(35,492)
Borrowings on securitization facility, net	203,000	42,000
Deferred financing costs paid and debt discount	(11,230)	(2,272)
Proceeds from notes payable	780,656	600,000
Principal payments on notes payable	(388,656)	(85,125)
Borrowings from revolver – A Facility	845,000	1,105,107
Payments on revolver – A Facility	(804,808)	(670,940)
Borrowings on swing line of credit, net	7,800	5,188
Other	538	(673)
Net cash provided by financing activities	250,099	976,413
Effect of foreign currency exchange rates on cash	31,732	(50,871)
Net increase (decrease) in cash and cash equivalents	359,738	(41,717)
Cash and cash equivalents, beginning of period	475,018	447,152
Cash and cash equivalents, end of period	$834,756	$405,435
Supplemental cash flow information
Cash paid for interest	$79,144	$48,525
Cash paid for income taxes	$257,349	$79,599

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues, net	$577,877	$484,426	$1,639,547	$1,316,593
Merchant commissions	27,687	28,214	82,690	78,755
Total adjusted revenues	$550,190	$456,212	$1,556,857	$1,237,838

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$202,823	$129,618	$457,503	$356,961

Stock based compensation	24,654	17,405	68,897	50,025
Amortization of intangible assets	54,003	46,341	158,897	112,455
Amortization of premium on receivables	1,650	1,348	4,738	3,687
Amortization of deferred financing costs and discounts	1,611	1,917	5,411	5,568
Amortization of intangibles at equity method investment	2,965	2,406	8,341	7,533
Impairment of equity method investment	44,600	—	44,600	—
Net gain on disposition of business	(109,205)	—	(109,205)	—
Loss on early extinguishment of debt	3,296	—	3,296	—
Non recurring loss due to merger of entities	2,028	—	2,028	—
Non recurring net gain at equity method investment	—	—	—	(10,845)
Total pre-tax adjustments	25,602	69,417	187,003	168,423
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(25,656)	(15,726)	(69,711)	(46,425)
Adjusted net income	$202,769	$183,310	$574,795	$478,959
Adjusted net income per diluted share	$2.18	$1.92	$6.12	$5.03
Diluted shares	93,001	95,307	93,923	95,204

*Columns may not calculate due to impact of rounding.

[1] Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016 or are expected to reverse in 2017. Also excludes the net gain realized upon our disposition of Nextraq, representing a pretax gain of $175.0 million and tax on gain of $65.8 million. The tax on the gain is included in "Net gain on disposition of business".

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.*
	As Reported
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
NORTH AMERICA
'- Transactions [5]	398.4	370.1	28.3	8%	1,301.1	1,214.3	86.8	7%
'- Revenues, net per transaction	$0.91	$0.93	$(0.02)	(2)%	$0.80	$0.78	$0.01	2%
'- Revenues, net	$364.4	$345.9	$18.6	5%	$1,037.4	$950.5	$86.8	9%
INTERNATIONAL
'- Transactions	280.7	127.4	153.3	120%	823.0	233.3	589.6	253%
'- Revenues, net per transaction	$0.76	$1.09	$(0.33)	(30)%	$0.73	$1.57	$(0.84)	(53)%
'- Revenues, net	$213.4	$138.6	$74.9	54%	$602.2	$366.1	$236.1	65%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions [5]	679.1	497.5	181.6	37%	2,124.1	1,447.6	676.4	47%
'- Revenues, net per transaction	$0.85	$0.97	$(0.12)	(13)%	$0.77	$0.91	$(0.14)	(15)%
'- Revenues, net	$577.9	$484.4	$93.5	19%	$1,639.5	$1,316.6	$323.0	25%

The following table presents revenue and revenue per transaction, by product category.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended September 30,				Three Months Ended September 30,
	2017	2016	Change	% Change	2017[3]	2016[4]	Change	% Change
FUEL CARDS
'- Transactions[5]	119.6	112.5	7.1	6%	119.6	113.6	6.0	5%
'- Revenues, net per transaction	$2.31	$2.30	$0.01	—%	$2.29	$2.28	$0.01	—%
'- Revenues, net	$276.2	$258.8	$17.4	7%	$274.0	$259.5	$14.5	6%
CORPORATE PAYMENTS
'- Transactions	10.9	10.0	0.9	9%	10.9	10.2	0.7	7%
'- Revenues, net per transaction	$6.63	$4.61	$2.02	44%	$6.58	$5.99	$0.58	10%
'- Revenues, net	$72.2	$46.1	$26.1	57%	$71.7	$61.3	$10.4	17%
TOLLS
'- Transactions	231.0	81.1	149.8	185%	231.0	225.0	5.9	3%
'- Revenues, net per transaction	$0.36	$0.32	$0.04	13%	$0.35	$0.30	$0.05	16%
'- Revenues, net	$82.9	$25.8	$57.1	221%	$80.8	$67.8	$13.0	19%
LODGING
'- Transactions	4.1	3.5	0.6	17%	4.1	3.5	0.6	17%
'- Revenues, net per transaction	$8.14	$8.04	$0.10	1%	$8.14	$8.04	$0.10	1%
'- Revenues, net	$33.2	$28.1	$5.2	18%	$33.2	$28.1	$5.2	18%
GIFT
'- Transactions	294.1	269.5	24.6	9%	294.1	269.5	24.6	9%
'- Revenues, net per transaction	$0.19	$0.22	$(0.03)	(14)%	$0.19	$0.22	$(0.03)	(14)%
'- Revenues, net	$54.8	$58.3	$(3.5)	(6)%	$54.8	$58.3	$(3.5)	(6)%
OTHER[1]
'- Transactions[5]	19.4	20.8	(1.4)	(7)%	19.4	20.4	(1.0)	(5)%
'- Revenues, net per transaction	$3.01	$3.24	$(0.22)	(7)%	$2.99	$2.80	$0.20	7%
'- Revenues, net	$58.5	$67.4	$(8.8)	(13)%	$58.1	$57.1	$1.0	2%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[5]	679.1	497.5	181.6	37%	679.1	642.2	36.8	6%
'- Revenues, net per transaction	$0.85	$0.97	$(0.12)	(13)%	$0.84	$0.83	$0.01	2%
'- Revenues, net	$577.9	$484.4	$93.5	19%	572.6	$532.1	$40.6	8%

*Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food, and transportation related businesses.
[2] Pro forma and macro adjusted revenue is a non-GAAP financial measure defined as revenues, net adjusted for the impact of the macroeconomic environment and acquisitions and dispositions and other one-time items. We use pro forma and macro adjusted revenue as a basis to evaluate our organic growth. See Exhibit 5 for a reconciliation of pro forma and macro adjusted revenue by product, non-GAAP measures, to the GAAP equivalent.

[3]2017 is adjusted to remove the impact of changes in the macroeconomic environment to be consistent with the same period of prior year, using constant fuel prices, fuel price spreads and foreign exchange rates.

[4]2016 is pro forma to include acquisitions and exclude dispositions consistent with 2017 ownership.
[5]2016 and YTD 2017 transactions reflect immaterial corrections from previously disclosed amounts for the prior period.
 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	%	2016	%	2017	%	2016	%
US	$358	62%	$346	71%	$1,031	63%	$951	72%
UK	61	11%	56	12%	174	11%	175	13%
Brazil	101	17%	43	9%	287	17%	78	6%
Other	58	10%	40	8%	148	9%	113	9%
Consolidated Revenues, net	$578	100%	$484	100%	$1,640	100%	$1,317	100%
     *Columns may not calculate due to impact of rounding.

Revenue by Product Category*	Three Months Ended September 30,				Nine Months Ended September 30,[8]
	2017	%	2016	%	2017	%	2016	%
Fuel Cards	$276	48%	$259	53%	$815	50%	$741	56%
Corporate Payments	72	12%	46	10%	169	10%	132	10%
Tolls	83	14%	26	5%	236	14%	30	2%
Lodging	33	6%	28	6%	86	5%	74	6%
Gift	55	9%	58	12%	144	9%	138	10%
Other	59	10%	67	14%	189	12%	201	15%
Consolidated Revenues, net	$578	100%	$484	100%	$1,640	100%	$1,317	100%
*Columns may not calculate due to impact of rounding.

Major Sources of Revenue*	Three Months Ended September 30,				Nine Months Ended September 30,[8]
	2017	%	2016	%	2017	%	2016	%
Customer
Processing and Program Revenue[1]	$288	50%	$218	45%	$781	48%	$563	43%
Late Fees and Finance Charges[2]	34	6%	31	6%	105	6%	86	7%
Miscellaneous Fees[3]	32	5%	34	7%	97	6%	93	7%
	354	61%	283	58%	983	60%	742	56%
Merchant
Discount Revenue (Fuel)[4]	77	13%	68	14%	223	14%	194	15%
Discount Revenue (NonFuel)[5]	45	8%	40	8%	130	8%	116	9%
Tied to Fuel-Price Spreads[6]	53	9%	53	11%	165	10%	145	11%
Program Revenue[7]	49	8%	41	8%	139	8%	119	9%
	224	39%	202	42%	657	40%	574	44%
Consolidated Revenues, net	$578	100%	$484	100%	$1,640	100%	$1,317	100%

[1]Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gifts cards and toll related businesses.

[2]Fees for late payment and interest charges for carrying a balance charged to a customer.
[3]Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[4]Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[5]Interchange revenue related to nonfuel products.
[6]Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[7]Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
[8]Amounts shown for the nine months ended September 30, 2017 and 2016 reflect immaterial corrections in estimated allocation of revenue by product and sources of revenue from previously disclosed amounts for the prior period.

*We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to impact of rounding. This table reflects how management views the sources of revenue and may not be consistent with prior disclosure.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues, net: [1]
North America	$364,443	$345,868	$1,037,386	$950,542
International	213,434	138,558	602,161	366,051
	$577,877	$484,426	$1,639,547	$1,316,593
Operating income: [1]
North America	$138,748	$135,760	$394,646	$367,221
International	93,889	55,295	249,102	170,957
	$232,637	$191,055	$643,748	$538,178
Depreciation and amortization: [1]
North America	$37,600	$32,739	$104,161	$96,351
International	31,556	24,345	94,570	45,497
	$69,156	$57,084	$198,731	$141,848
Capital expenditures: [1]
North America	$9,167	$11,980	$30,901	$28,501
International	7,692	5,140	18,558	13,376
	$16,859	$17,120	$49,459	$41,877

[1]The results from our Cambridge business acquired in the third quarter of 2017, are reported in our North America segment for their business in the United States and Canada and within our International segment for their business in all other countries outside of the United States and Canada.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP*
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
FUEL CARDS
Pro forma and macro adjusted[2,3]	$274.0	$259.5	$119.6	$113.6
Impact of acquisitions/dispositions	—	(0.7)	—	(1.0)
Impact of fuel prices/spread	(0.6)	—	—	—
Impact of foreign exchange rates	2.9	—	—	—
As reported	$276.3	$258.8	$119.6	$112.5
CORPORATE PAYMENTS
Pro forma and macro adjusted[2,3]	$71.7	$61.3	$10.9	$10.2
Impact of acquisitions/dispositions	—	(15.2)	—	(0.2)
Impact of fuel prices/spread	0.1	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$72.2	$46.1	$10.9	$10.0
TOLLS
Pro forma and macro adjusted[2,3]	$80.8	$67.8	$231.0	$225.0
Impact of acquisitions/dispositions	—	(42.0)	—	(143.9)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.1	—	—	—
As reported	$82.9	$25.8	$231.0	$81.1
LODGING
Pro forma and macro adjusted[2,3]	$33.2	$28.1	$4.1	$3.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$33.2	$28.1	$4.1	$3.5
GIFT
Pro forma and macro adjusted[2,3]	$54.8	$58.3	$294.1	$269.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$54.8	$58.3	$294.1	$269.5
OTHER[1]
Pro forma and macro adjusted[2,3]	$58.1	$57.1	$19.4	$20.4
Impact of acquisitions/dispositions	—	10.3	—	0.4
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$58.5	$67.4	$19.4	$20.8

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted[2,3]	$572.6	$532.1	$679.1	$642.2
Impact of acquisitions/dispositions	—	(47.6)	—	(144.7)
Impact of fuel prices/spread	(0.5)	—	—	—
Impact of foreign exchange rates	5.8	—	—	—
As reported	$577.9	$484.4	$679.1	$497.5

* Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.
[2]2016 is pro forma to include acquisitions and exclude dispositions, consistent with 2017 ownership.
[3]2017 is adjusted to remove the impact of changes in the macroeconomic environment to be consistent with the same period of prior year, using constant fuel prices, fuel price spreads and foreign exchange rates.

[4]2016 transactions reflect immaterial corrections from previously disclosed amounts for the prior period.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2017 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2017 GUIDANCE
	Low*	High*
Net income	$608	$618
Net income per diluted share	$6.50	$6.60

Stock based compensation	94	94
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	229	229
Amortization of intangibles at equity method investment	8	8
Impairment of equity method investment	45	45
Net gain on disposition of business	(109)	(109)
Loss on early extinguishment of debt	3	3
Non recurring loss due to merger of entities	2	2
Total pre-tax adjustments	272	272
Income tax impact of pre-tax adjustments at the effective tax rate**	(97)	(97)
Adjusted net income	$784	$794
Adjusted net income per diluted share	$8.38	$8.48

Diluted shares	94	94

* Columns may not calculate due to impact of rounding.

** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed or are expected to reverse in 2017. Also excludes the net gain realized upon our disposition of Nextraq, representing a pretax gain of $175.0 million and tax on gain of $65.8 million. The tax on the gain is included in "Net gain on disposition of business".